UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2026

Rank One Computing Corporation

(Exact name of registrant as specified in its charter)

Colorado	001-43137	47-3970528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Broadway, Suite 1200

Denver, Colorado 80203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 317-6118

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ROC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In connection with the previously reported initial public offering of the common stock, par value $0.01 per share, of Rank One Computing Corporation, a Colorado corporation (the “Company”), on March 26, 2026, The Benchmark Company, LLC (“Benchmark”) partially exercised the over-allotment option pursuant to the underwriting agreement, dated February 19, 2026, with Benchmark. As a result of the partial exercise of the over-allotment option, the Company received additional gross proceeds of $350,862 for the offer and sale of 58,477 shares of common stock, before underwriting discounts, commissions, and offering expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2026	Rank One Computing Corporation

	By:	/s/ B. Scott Swann
	Name:	B. Scott Swann
	Title:	Chief Executive Officer

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